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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 20, 1999, except for the second paragraph of
Note 12--Capital Transactions as to which the date is           , 1999, in
Amendment No. 1 to the Registration Statement (Form S-1 No. 333-78985) and related Prospectus of 1-800-FLOWERS.COM, Inc. dated July 9, 1999.



                                             Ernst & Young LLP



Melville, New York


                      ------------------------------------


    The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12--Capital Transactions to the consolidated financial statements.



                                             /s/ Ernst & Young LLP



Melville, New York
July 9, 1999